UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2007

DOLLAR GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Mission Ridge, Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(615) 855-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. ):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On March 11, 2007, Dollar General Corporation, a Tennessee corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Buck Holdings LP, a Delaware limited partnership (“Parent”) and Buck Acquisition Corp., a Tennessee corporation and wholly owned subsidiary of Parent (“Merger Sub”).

     Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Merger Sub and Parent are affiliates of a private investment fund (the “Sponsor”) affiliated with Kohlberg Kravis Roberts & Co., L.P. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company, other than any shares held by any wholly owned subsidiary of the Company and any shares owned by Parent or Merger Sub or held by the Company, will be cancelled and converted into the right to receive $22.00 in cash, without interest (the “Merger Consideration”). In addition, immediately prior to the effective time of the Merger, all shares of Company restricted stock and restricted stock units will, unless otherwise agreed by the holder and Parent, vest and will be converted into the right to receive the Merger Consideration. All options to acquire shares of Company common stock will vest immediately prior to the effective time of the Merger and holders of such options will, unless otherwise agreed by the holder and Parent, be entitled to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock subject to the option for each share subject to the option.

     The Board of Directors of the Company unanimously approved the Agreement.

     Consummation of the Merger is not subject to a financing condition but is subject to customary closing conditions, including approval of the Agreement by the Company’s shareholders and regulatory approval.

     The Company has made customary representations and warranties in the Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to a Superior Proposal (as defined in the Agreement).

     Merger Sub and Parent have obtained an equity commitment from the Sponsor, and debt financing commitments from Goldman Sachs Credit Partners L.P. and Lehman Brothers Inc. for the transactions contemplated by the Agreement, to finance the transaction, including to pay the aggregate merger consideration to the Company’s shareholders (including to holders of Company options and other equity incentives) and all related fees and expenses.

     The Agreement contains certain termination rights, including if the Company’s Board of Directors changes its recommendation to the shareholders because it would be inconsistent with its fiduciary duties under applicable law and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to pay a termination fee of $225 million. In addition, under limited circumstances, the Merger Agreement provides for Parent to pay to the Company a fee of $225 million upon termination of the Merger Agreement. The Sponsor has provided a written guarantee of Parent’s or Merger Sub’s obligation to pay any such fee.

     The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1, which is incorporated herein by reference.

     The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries and affiliates. The Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The final proxy statement will be mailed to shareholders of the Company. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to Investor Relations, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, TN 37072, telephone 615-855-4000. The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company shareholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

Item 8.01. Other Events.

     On March 12, 2007, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR GENERAL CORPORATION

By:	/s/ Susan Lanigan

Name: Susan Lanigan
Title: Executive Vice President, General Counsel

Date: March 12, 2007

INDEX OF EXHIBITS

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of March 11, 2007, by and among Buck Holdings, Inc., Buck Acquisition Corp., and Dollar General Corporation.*

99.1	Press release dated March 12, 2007.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.